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                                                                    EXHIBIT 1(F)

                             ARTICLES SUPPLEMENTARY

                                       OF

                           PACIFIC HORIZON FUNDS, INC.

                  PACIFIC HORIZON FUNDS, INC., a Maryland corporation having its principal office in the City of Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         Class A Common Stock

                  FIRST: Pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation has classified one Billion (1,000,000,000) shares of authorized, unissued and unclassified capital stock of the Corporation (par value One Mill ($0.001) per share) as Class A Common Stock (par value One Mill ($0.001) per share), such that there now exists a total of Four Billion (4,000,000,000) shares of capital stock of the Corporation classified as Class A Common Stock, pursuant to the following resolution adopted by a Unanimous Consent of the Board of Directors of the Corporation dated June 25, 1991:

                           RESOLVED, that pursuant to Article VI of the Articles of the Corporation One Billion (1,000,000,000) authorized, unissued and unclassified shares of capital stock of the Corporation (of the par value of One Mill ($0.001) per share and of the aggregate par value of One Million Dollars ($1,000,000)) be, and hereby are, divided into and classified as Class A Common Stock, with all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in the Charter of the Corporation with respect to Class A Common Stock.

         Class A Common Stock - Special Series 1

                  SECOND: Pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation has classified One Billion (1,000,000,000) shares of authorized, unissued and unclassified capital stock of the Corporation (par value One Mill
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($0.001) per share) as Class A Common Stock - Special Series 1 (par value One
Mill ($0.001) per share), such that there now exists a total of Two Billion (2,000,000,000) shares of capital stock of the Corporation classified as Class A Common Stock - Special Series 1, pursuant to the following resolution adopted by a Unanimous Consent of the Board of Directors of the Corporation dated June 25, 1991:

                           RESOLVED, that pursuant to Article VI of the Articles of the Corporation One Billion (1,000,000,000) authorized, unissued and unclassified shares of capital stock of the Corporation (of the par value of One Mill ($0.001) per share and of the aggregate par value of One Million Dollars ($1,000,000)) be, and hereby are, divided into and classified as that separate series of Class A Common Stock known as Class A Common Stock Special Series 1, with all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in the Charter of the Corporation with respect to Class A Common Stock - Special Series 1.

         Class A Common Stock - Special Series 2

                  THIRD: Pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation has classified Two Hundred Fifty Million (250,000,000) shares of authorized, unissued and unclassified capital stock of the Corporation (par value One Mill ($0.001) per share) and reclassified Seven Hundred Fifty Million (750,000,000) shares of authorized and unissued capital stock of the Corporation previously classified as Class C Common Stock (par value One Mill ($0.001) per share) as Class A Common Stock - Special Series 2 (par value One Mill ($0.001) per share), such that there now exists a total of Two Billion (2,000,000,000) shares of capital stock of the Corporation classified as Class A Common Stock - Special Series 2, pursuant to the following resolution adopted by a Unanimous Consent of the Board of Directors of the Corporation dated June 25, 1991:

                           RESOLVED, that pursuant to Article VI of the Articles of the Corporation Two Hundred Fifty Million (250,000,000) authorized, unissued and unclassified shares of capital stock of the Corporation (of the par value of One Mill ($0.001) per share and of the aggregate par value of Two Hundred Fifty Thousand Dollars ($250,000)) and Seven Hundred Fifty Million (750,000,000) authorized and unissued shares of capital stock of the Corporation previously classified as Class C Common Stock (of the par value of

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         One Mill ($0.001) per share and of the aggregate par value of Seven
         Hundred Fifty Thousand Dollars $750,000)) be, and hereby are, divided into and classified as that separate series of Class A Common Stock known as Class A Common Stock - Special Series 2, with all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in the Charter of the Corporation with respect to Class A Common Stock - Special Series 2.

         General

                  FOURTH: The shares of capital stock of the Corporation classified and reclassified pursuant to the resolutions set forth in Article FIRST, Article SECOND and Article THIRD of these Articles Supplementary have been classified and reclassified by the Corporation's Board of Directors under the authority contained in the Charter of the Corporation.

                  IN WITNESS WHEREOF, PACIFIC HORIZON FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary on this 27th day of June, 1991.

                                    PACIFIC HORIZON FUNDS, INC.


[SEAL]                              By:/s/ Thomas M. Collins
                                       ---------------------
                                       Thomas M. Collins
                                       President

Attest:


/s/ W. Bruce McConnel, III
--------------------------

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                                   CERTIFICATE

                   THE UNDERSIGNED, President of PACIFIC HORIZON FUNDS, INC., who executed on behalf of said Corporation the attached Articles Supplementary of said Corporation, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the attached Articles Supplementary to be the corporate act of said Corporation, and certifies that to the best of his knowledge, information and belief the matters and facts set forth in the attached Articles Supplementary with respect to authorization and approval are true in all material respects, under the penalties for perjury.

                                     /s/ Thomas M. Collins
                                     ---------------------
Dated:  June 27, 1991                Thomas M. Collins
                                     President




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